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May 29, 1998

Mr. Jim Messemer
1030 Bear Gulch Road
Woodside, CA 94062

Dear Jim:

This letter is to confirm the agreement between you and Conceptus, Inc. ("Company") regarding your separation from employment with the Company.

1. Your employment with the Company will terminate on May 31,1998. Although you are not otherwise entitled to receive any further payments from the Company, after you sign this letter the Company will pay you in eighteen equal installments over a nine month period, one hundred twelve thousand five hundred dollars ($112,500), less all applicable withholdings, which is equal to nine (9) months of your current base salary. The Company will pay directly to Guardian your monthly medical insurance premiums for a period of nine months after May 31, 1998, for the level of your medical insurance coverage in effect on May 29, 1998.

2. You have been paid thirteen thousand seven hundred forty six dollars and sixty four cents ($13,746.64) which represents all of your accrued but unused vacation time. You agree that prior to the execution of this letter you were not entitled to receive any further monetary payments from the Company, and that the only payments and benefits that you are entitled to receive from the Company in the future are those specified in this letter, including those referenced in Paragraph "9" of this letter.

3. You will also receive out placement assistance in the amount of two thousand five hundred dollars ($2,500).

4. In consideration for receiving the severance payments described above, you waive and release and promise never to assert any claims or causes of action, whether or not now known, against Company or its predecessors, successors, subsidiaries, officers, directors, agents, employees and assign, with respect to any matter arising out of or connected with your employment with the Company or the termination of that employment, including without limitation, claims of wrongful discharge, emotional distress, defamation, breach of contract, breach of the covenant of good faith and fair dealing, any claims of discrimination based on sex, age, race, national origin, or on any other basis, under Title VII of the Civil Rights Act of 1964, as amended, the California Fair Employment and Housing Act, the Age Discrimination in Employment Act of 1967, and all other laws and regulations relating to employment. The sole exception to this global release is of any claims you may have arising out of the agreement referenced in Paragraph "9" of this letter.


1021 Howard Avenue, San Carlos, CA 94070  Phone: 415/802-7240  Fax: 415/508-7600

James Messemer Separation Agreement
May 29, 1998
Page Two

5.   You  expressly  waive and  release  any and all rights and  benefits  under
     Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor."

6. At all times in the future, you will remain bound by Confidentiality and Nondisclosure Agreement signed by you on January 7, 1993, a copy of which is attached.

7. Your stock options dated 6/7/94 and 7/11/95 will be fully vested on 5/31/98, after which you have sixty days to exercise your options for the vested but unexercised shares.

8. You agree that you will not disclose to others the fact or terms of this letter, except that you may disclose such information to your attorney or accountant in order for such individuals to render services to you.

9. You agree that except as expressly provided in this letter and the letter from William Anderson to Gale Borden dated April 7, 1998, the contents of which letter are deemed to be a part of this letter agreement, this letter renders null and void any and all prior agreements between you and the Company.

Please indicate your agreement with the above terms by signing below.

Sincerely,

/s/  Kathryn Tunstall

Kathryn Tunstall
President and CEO

My agreement with the above terms is signified by my signature below. Furthermore, I acknowledge that I have read and understand the foregoing letter and that I sign this release of claims voluntarily, with full appreciation that I am forever foreclosed from pursuing any of the rights I have waived.

Signed: /s/ James Messmer                                   Dated: 5/29/98
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